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                                                                  EXHIBIT 23



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in Registration Statement No. 333-97871 of Monsanto Company on Form S-8 of our report dated June 16, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2004 statement of net assets available for benefits), appearing in this Annual Report on Form 11-K of Monsanto Savings and Investment Plan for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP


St. Louis, Missouri
June 16, 2006